Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 (333-208866) of our audit report dated November 30, 2015, with respect to the balance sheets of Sauer Energy, Inc. as of August 31, 2015 and August 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Fruci & Associates II, PLLC

February 9, 2016